Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 14, 2008, except for the effect of the restatement described in Note 2 as to which the date is June 6, 2008, relating to the financial statements of DigitalGlobe, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, CO
June 25, 2008